Exhibit 10.19
SUBSCRIPTION AGREEMENT
     IN MAKING AN INVESTMENT DECISION INVESTOR MUST RELY ON INVESTOR’S OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE OR NON-U.S. SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
     SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of March 9, 2007, by and among Coffeyville Nitrogen Fertilizers, Inc., a Delaware corporation (the “Issuer”), and John J. Lipinski (“Investor”).
     WHEREAS, on the terms and conditions contained in this Agreement, Investor desires to purchase, and Issuer desires to issue to Investor, 0.21253757 shares of common stock, $0.01 par value per share, of Issuer (the “Purchased Stock”) in exchange for an aggregate of $10.00 (the “Purchase Price”);
     WHEREAS, as a condition to the issuance of the Purchased Stock to Investor, Investor will execute and deliver that certain Stockholders Agreement, among Issuer and Coffeyville Acquisition LLC, a Delaware limited liability corporation and the sole stockholder of Issuer (the “Stockholders Agreement”), the form of which is attached hereto as Exhibit A; and
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Issuer and Investor hereby agree as follows:
     Section 1 Purchase of Common Stock. Upon the terms and subject to the conditions set forth herein, at the Closing, as defined below, Investor will purchase from Issuer, and Issuer shall issue to Investor, the Purchased Stock in exchange for the Purchase Price. Issuer’s issuance of any Purchased Stock to Investor pursuant to this Agreement shall be conditioned upon Investor’s contemporaneous execution and delivery of the Stockholders Agreement.
     Section 2 Closing. The closing of the purchase and sale of the Purchased Stock hereunder (the “Closing”) shall take place at the offices of Issuer. At the Closing, Issuer shall deliver an original stock certificate to Investor representing the Purchased Stock and in exchange therefore, Investor shall deliver or cause to be delivered to Issuer the Purchase Price via wire transfer of immediately available funds or by check along with the Stockholders

Agreement duly executed by Investor.
     Section 3 Representations and Warranties of Issuer. Issuer hereby represents and warrants to Investor as follows:
          (a) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and the Stockholders’ Agreement and to perform its obligations hereunder and thereunder;
          (b) Issuer has duly executed and delivered this Agreement and the Stockholders Agreement;
          (c) all necessary corporate actions required to be taken by or on behalf of Issuer to authorize it to execute, deliver and perform its obligations under this Agreement and the Stockholders Agreement have been taken and this Agreement and the Stockholders Agreement constitutes Issuer’s legal, valid and binding obligation, enforceable against Issuer in accordance with the terms hereof and thereof;
          (d) the execution and delivery of this Agreement and the Stockholders Agreement and the consummation by Issuer of the transactions contemplated hereby and thereby in the manner contemplated hereby and thereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any applicable law, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to Issuer or by which Issuer or any material portion of its properties is bound;
          (e) except for any applicable filings under federal and state securities laws, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Issuer in connection with the execution and delivery of this Agreement or the Stockholders Agreement or the performance of Issuer’s obligations hereunder or thereunder; and
          (f) upon issuance of the Purchased Stock, the Purchased Stock will represent duly authorized, validly issued and non-assessable shares of Common Stock and Investor shall be the record owner of the Purchased Stock.
     Section 4 Representations and Warranties of Investor. Investor hereby represents, warrants and acknowledges to Issuer as follows:
          (a) Investor has duly executed and delivered this Agreement and the Stockholders Agreement.
          (b) All actions required to be taken by or on behalf of Investor to authorize him to execute, deliver and perform his obligations under this Agreement and the Stockholders Agreement have been taken and this Agreement and the Stockholders Agreement constitutes Investor’s legal, valid and binding obligation, enforceable against Investor in accordance with the terms hereof and thereof.

          (c) The execution and delivery of this Agreement and the Stockholders Agreement and the consummation by Investor of the transactions contemplated hereby and thereby in the manner contemplated hereby and thereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any applicable law, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to Investor or by which Investor or any material portion of his properties is bound.
          (d) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Investor in connection with the execution and delivery of this Agreement or the Stockholders Agreement or the performance of Investor’s obligations hereunder or thereunder.
          (e) Investor is a resident of Texas.
          (f) Investor is acquiring the Purchased Stock solely for Investor’s own account for investment and not with a view to resale in connection with any distribution thereof.
          (g) Investor acknowledges receipt of advice from Issuer that (i) the Purchased Stock has not been registered under the Securities Act or qualified under any state securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Purchased Stock, (iii) the Purchased Stock must be held indefinitely and Investor must continue to bear the economic risk of the investment in the Purchased Stock unless the Purchased Stock is subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any securities of Issuer and Issuer has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if the Purchased Stock may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule and the provisions of this Agreement and the Stockholders Agreement, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Purchased Stock without registration will require the availability of an exemption under the Securities Act, (vii) restrictive legends shall be placed on any certificate representing the Purchased Stock and (viii) a notation shall be made in the appropriate records of Issuer indicating that the Purchased Stock is subject to restrictions on transfer and, if Issuer should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Purchased Stock.
          (h) Investor’s financial situation is such that Investor can afford to bear the economic risk of holding the Purchased Stock for an indefinite period and Investor can afford to suffer the complete loss of Investor’s investment in the Purchased Stock.
          (i) (x) Investor is familiar with the business and financial condition, properties, operations and prospects of Issuer and Investor has been granted the opportunity to ask questions of, and receive answers from, representatives of Issuer concerning Issuer and the terms and conditions of the purchase of the Purchased Stock and to obtain any additional information that Investor deems necessary, (y) Investor’s knowledge and experience in financial and business matters is such that Investor is capable of evaluating the merits and risk of the investment in the Purchased Stock and (z) Investor has carefully reviewed the terms and provisions of this Agreement and the Stockholders Agreement and has evaluated the restrictions and obligations contained therein.
          (j) In furtherance of the foregoing, Investor represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of Issuer or as to the desirability or value of an investment in Issuer has been made to Investor by or on behalf of Issuer, (ii) Investor has relied upon Investor’s own independent appraisal and investigation, and the advice of Investor’s own counsel, tax advisors and other advisors, regarding the risks of an investment in Issuer and (iii) Investor will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in Issuer.
          (k) Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the board of directors of Issuer may request.
     Section 5 Governing Law. This Agreement and the rights and obligations of the parties hereto hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.
     Section 6 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):
          (a) If to Issuer:
10 E. Cambridge Circle, Ste. 250
Kansas City, Kansas 66103
Attention: Edmund S. Gross
Facsimile No.: 913-981-0000
with copies (which shall not constitute notice) to:

GS Capital Partners V Fund, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Kenneth Pontarelli
Facsimile No.: 212-357-5505
Kelso & Company, L.P.
320 Park Avenue, 24th Floor
New York, New York 10022
Attention: James J. Connors II
Facsimile No.: 212-223-2379
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Robert C. Schwenkel
                 Steven Steinman
Facsimile No.: (212) 859-4000
and
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Kevin M. Schmidt
Facsimile No.: (212) 909-6836
          (b) If to Stockholder:
2277 Plaza Drive
Suite 500
SugarLand, Tx 77479
Attention: John J. Lipinski
Facsimile No.: (281) 207-7747
All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered; provided that such delivery is confirmed.
     Section 7 Entire Agreement, etc. This Agreement and the Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement or understanding among them with respect to the matters referred to herein. There are no representations, warranties, promises, inducements, covenants or undertakings relating to shares of Purchased Stock, other than those expressly set forth or referred to herein or in the Stockholders Agreement.

     Section 8 Amendments and Waivers. This Agreement may not be modified or amended except by a written instrument signed by authorized representatives of all parties affected by such modification or amendment and referring specifically to this Agreement. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions.
     Section 9 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.
     Section 10 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
     Section 11 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
     Section 12 Captions. The Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
     Section 13 Survival of Representations and Warranties; Indemnity. All representations, warranties and covenants contained herein or made in writing by Investor, or by or on behalf of Issuer in connection with the transactions contemplated by this Agreement, shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Issuer or Investor, the issue and sale of the Purchased Stock. Investor shall and hereby does indemnify and hold harmless Issuer from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty or covenant made by Investor in this Agreement.
[Signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

COFFEYVILLE NITROGEN FERTILIZERS, INC.
By:	/s/ Stanley A. Riemann
	Name:	Stanley A. Riemann
	Title:	COO

COFFEYVILLE ACQUISITION LLC
By:	/s/ Stanley A. Riemann
	Name:	Stanley A. Riemann
	Title:	COO

/s/ John J. Lipinski
John J. Lipinski

EXHIBIT A
STOCKHOLDERS’ AGREEMENT